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                                                                      EXHIBIT 10

                       NATIONAL SEMICONDUCTOR CORPORATION
                      GLOBAL EMPLOYEES STOCK PURCHASE PLAN

1. TITLE OF PLAN

    The title of this plan is the National Semiconductor Corporation Global Employees Stock Purchase Plan, hereinafter referred to as "Plan" or "GESPP."

2. PURPOSE

    The Plan is intended to encourage ownership of Common Stock of the Corporation by employees of the Corporation's Subsidiaries located outside the United States and to provide incentives for them to exert maximum efforts for the success of the Corporation on a consolidated basis. By extending to employees the opportunity to acquire proprietary interests in the Corporation and to participate in its success, the Plan may be expected to benefit the Corporation and its shareholders by making it possible for the Corporation to attract and retain qualified employees on a worldwide basis.

3. DEFINITIONS

    As used in this Plan:

        (a) "Base Compensation" means the basic or regular guaranteed compensation as determined in accordance with the policies and procedures of the employing Company, but excluding other forms of renumeration such as salary continuance, severance benefits, redundancy pay, termination indemnities and other post employment benefits.

        (b) "Board" means the Board of Directors of the Corporation.

        (c) "Committee" means the Stock Option and Compensation Committee of the Board.

        (d) "Common Stock" means the $.50 par value common stock of the Corporation.

        (e) "Company" means each Subsidiary with operations outside the United States that has adopted the GESPP.

        (f) "Company's Share" or "Company Share" means, with respect to Common Stock purchased on behalf of participants on an Investment Date for a Participation Period, the excess of (whichever is applicable) the (1) actual purchase price of the Common Stock on the Investment Date, if the Common Stock is purchased on the New York Stock Exchange, or (2) the opening price of the Common Stock on the New York Stock Exchange if the Common Stock is acquired from the Corporation or the GESPP Fund over the lesser of eighty-five percent (85%) of the New York Stock Exchange opening price for the Common Stock on the first (1st) business day on the New York Stock Exchange coincident with or next following the first day of the calendar quarter for the applicable Investment Date, or (whichever is applicable) (1) eighty-five percent (85%) of the actual purchase price for such Common Stock on such Investment Date if the Common Stock is purchased on the New York Stock Exchange, or (2) eighty-five percent (85%) of the opening price for the Common Stock as of the Investment Date on the New York Stock Exchange if the Common Stock is acquired from the Corporation or the GESPP Fund.

        (g) "Corporation" means National Semiconductor Corporation.

        (h) "Eligible Employee" means, as determined by the employing Company, any individual who is employed on a regular basis by the Company and is on the payroll of the Company, but excluding any employees who (1) are United States citizens or residents, (2) are not permitted to participate by reason of local law or regulation, (3) are considered 5% (five percent) owners of the Corporation by reason of Section 423 of the United States Internal Revenue Code, (4) by reason of Section 16 of the United States Securities Exchange Act of 1934 are required to report their trading in Common Stock,
    (5) directors of the Corporation who are not full time or part time employees of a Company, or (6) are otherwise excluded by the Company under uniform and consistent rules.

                                      10.1
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        (i) "Fiduciary" means the fiduciary holding the GESPP Fund.

        (j) "GESPP Fund" or "Fund" means the fund held under the GESPP Fund Agreement.

        (k) "GESPP Fund Agreement" means the National Semiconductor Corporation Global Employees Stock Purchase Plan Master Fund Agreement between the Fiduciary and the NS Principal establishing the GESPP Fund.

        (l) "Investment Date" means, with respect to a Participation Period, (1) the last business day of each calendar quarter both on the New York Stock Exchange and in the country in which the Fiduciary is sited if Common Stock is purchased from the Corporation or from the GESPP Fund, or (2) such last business day of the next following calendar month, if Common Stock is purchased on the New York Stock Exchange.

        (m) "NS Principal" means the sponsor of the GESPP and the Company that is signatory to the GESPP Fund Agreement.

        (n) "Participation Period" means, with respect to a calendar quarter, the period commencing on the first (1st) day of a Pay Period coincident with or next preceding the first day of the calendar quarter and ending with the last day of the Pay Period coincident with or next preceding the last day of the corresponding calendar quarter.

        (o) "Pay Period" means the pay period used by a Company from time to time.

        (p) "Sales Date" means the fifth (5th) and twentieth (20th) days of each calendar month, or if either date is not a business day on the New York Stock Exchange and in the country in which the Fiduciary is sited, the next preceding date that is such a business day.

        (q) "Sales Price" means, with respect to each share of Common Stock sold on a Sales Date, (1) the actual sales price for the Common Stock on a Sales Date, if the Common Stock is sold on the New York Stock Exchange, or (2) the opening price for a share of Common Stock on the New York Stock Exchange if the Common Stock is sold to the Corporation or to the GESPP Fund.

        (r) "Share Transaction Date" means the Investment Date, the Sales Date, or both, as the context may require.

        (s) "Share Value" means the average price per share of Common Stock net of share transaction costs purchased by the Fiduciary on an Investment Date for purposes of any investment in Common Stock, or the average price per share of Common Stock net of transaction costs sold by the Fiduciary for purposes of any sales of Common Stock on a Sales Date, as the case may be; PROVIDED, HOWEVER, that for purposes of written statements of account and monthly valuations, the Share Value shall be the opening price per share of Common Stock on the New York Stock Exchange on each Sales Date.

        (t) "Subsidiary" means any corporation in which the Corporation controls, directly or indirectly, fifty percent (50%) or more of the combined voting power of all classes of stock and which has been designated by the Committee as a corporation whose employees may participate in this Plan.

4. STOCK SUBJECT TO THE PLAN

    The total number of shares of Common Stock which may be acquired by the Fiduciary for the account of Plan participants or by participants directly under the Plan is 5,000,000, which may be unissued shares, reacquired shares, or shares bought on the market.

5. ADMINISTRATION -- GENERAL PROVISIONS

    (a) The Plan shall be administered by each participating Company in accordance with such terms, conditions and provisions as may be adopted by the Committee from time to time.

                                      10.2
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    (b)  The Committee shall have  the plenary power, subject  to and within the limits of the express provisions of this Plan:

        (i) to construe and interpret the Plan and to establish, amend, and revoke rules and regulations for its administration. The Committee, in the exercise of this power, shall generally determine all questions of policy and expediency that may arise, may correct any defect, or supply any omission or reconcile any inconsistency in the Plan or in any instrument associated with the Plan in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

        (ii) to the extent not provided in this Plan, to establish the terms under which Common Stock may be purchased by the Fund or participants.

6. PARTICIPATION

    (a) After the Plan is adopted by the employing Company, each Eligible Employee in the Company shall be eligible for participation in the Plan at the next practicable Participation Period. Membership in the Plan shall be wholly voluntary.

    (b) Written application forms for  participation shall include at a  minimum
(1) a payroll deduction authorization specifying the amount of payroll deductions, (2) a beneficiary designation, (3) an agreement to be bound by all of the applicable terms and conditions of the Plan, the GESPP Fund Agreement and any rules established thereunder, (4) a specification of the employee's tax residence and citizenship, (5) an agreement that information obtained in connection with the employee's Plan participation may be communicated outside the country in which he or she is employed, (6) a statement requesting treaty protection for purposes of any applicable United States withholding taxes on cash dividends, if any, earned on the Common Stock and, solely for such purposes, an agreement that the employee's identity may be disclosed to the taxing agency of the United States and the country in which the employee resides or is employed, (7) to the extent applicable, whether an employee will make a net or gross withholding election, (8) to the extent applicable, an election to have the shares purchased on behalf of the participant on the Investment Date for the Participation Period distributed to the participant in the form of a share certificate evidencing the number of whole shares so purchased, (9) a notice that the employee's participation will continue unchanged in the Plan unless the employee terminates from service or notifies the Company in writing that the employee wishes to change participation, and (10) any other information deemed necessary or desirable by the Company. The Company shall periodically notify employees of the Plan and shall furnish enrollment applications when requested by employees and take other necessary or appropriate action to enroll Eligible Employees.

    (c) The Plan participation of an employee shall cease when he or she is no longer an Eligible Employee, terminates from service, upon payment to the participant of his or her entire account, or upon the participant's death.

    (d) The Company shall establish and maintain for all participants an account showing the employee's interest under the Plan, designated in shares of Common Stock, including separate accounts showing (1) the portion of the account attributable to payroll deductions and (2) the portion of the account attributable to the Company's Share, and all other relevant data pertaining thereto. Each participant shall be furnished with a written statement of the value of the account and the value of each other separate interest semiannually and upon any distribution to the participant.

    (e) No person shall be entitled to any right, title or interest in or to any GESPP Fund assets or Common Stock except at the time and upon the applicable terms and conditions expressly set forth in the Plan and the GESPP Fund Agreement.

7. PARTICIPANT PAYROLL DEDUCTIONS

    (a) A participant may make payroll deductions under the Plan only through payroll deductions authorized by the participant. A participant may elect payroll deductions under the Plan of up to ten percent (10%) of the participant's Base Compensation for a Participation Period in multiples of one percent (1%); PROVIDED, HOWEVER, no participant may purchase more than US $25,000 worth of Common Stock each

                                      10.3
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calendar  year, as determined with reference to  the opening price of the Common
Stock on the New York Stock Exchange on the first date of each Participation Period during the calendar year (or the next preceding business day on the New York Stock Exchange if that date is not a business day). The Company shall pay to the GESPP Fund the payroll deductions for each Participation Period. Once a participant has enrolled, participation shall be on a continuing basis at the level selected by the participant until changed by the participant or until the Plan has otherwise terminated.

    (b) The participant may change the election for the rate of payroll deductions, or resume making payroll deductions as of the first (1st) day of any Participation Period by filing with the Company the appropriate forms before the final entry date for the Participation Period.

    (c) A participant may temporarily suspend all payroll deductions as of the first (1st) day of the first reasonably practicable Pay Period, without terminating participation in the Plan, by filing the prescribed election form with the Company. Payroll deductions shall be automatically suspended during the period of time that the participant (1) is no longer an Eligible Employee, (2) ceases to receive Base Compensation or (3) remains employed after the termination of the Plan with respect to the participant. A participant whose payroll deductions have been suspended may resume making payroll deductions only in accordance with Section 6(b).

    (d) No later than is practicable with respect to each Investment Date for each Participation Period, the Company shall deliver to the Fiduciary all payroll deductions in cash for Pay Periods included in that Participation Period.

8. COMPANY'S SHARE

    (a) The Company shall contribute an amount to the GESPP Fund on behalf of each participant who makes payroll deductions for a Participation Period equal to the Company's Share for that Participation Period; PROVIDED, HOWEVER, that no Company Share shall be made for a Participation Period on behalf of any participant who is not employed by the Company on the last day of the Participation Period. The Company's Share for a Participation Period shall be paid to the GESPP Fund in the same manner and at the same time as the corresponding payroll deductions, or as soon as administratively practicable thereafter.

    (b) In those countries where participants incur current tax and/or social charges liability on the Company's Share when paid to the GESPP Fund and local law permits the Company to withhold such liability from current pay, a participant may make an election no more than once a year to either have withholding taken from pay earned during a maximum of three (3) Pay Periods, to the maximum extent permitted by law that is administratively practicable, or from the Company Share attributable to the participant, thus resulting in a smaller number of shares of Common Stock being allocated to the participant's account.

9. INVESTMENT OF FUNDS

    (a) All amounts received under the Plan for a Participation Period, including payroll deductions and the amount of the Company Share, shall be delivered to the Fiduciary and initially held in an unallocated account, to be invested and reinvested in Common Stock on the corresponding Investment Date. Notwithstanding the foregoing or other provisions of the Plan to the contrary, in the event a participant is not employed by the Company on the last day of a Participation Period or has ceased making payroll deductions during the Participation Period, (1) no Common Stock will be purchased on behalf of the participant for the corresponding Participation Period, (2) no Company Share shall be made on behalf of the participant and (3) the Company shall return all payroll deductions made by the participant for the Participation Period (but no interest on such deductions).

    (b) If allowed by the laws of the country, for each Participation Period, a participant may elect to receive a share certificate evidencing the number of whole shares purchased on behalf of the participant on the corresponding Investment Date. In the event a participant makes such an election, the share certificate shall be distributed to the participant as soon as practicable after the Investment Date.

                                      10.4
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    (c) Any cash  reserves shall be  invested in a  short-term interest  bearing current account maintained by the Fiduciary. Any cash awaiting investment in Common Stock that is not denominated in U.S. dollars when received by the Fiduciary shall be converted by the Fiduciary into cash denominated in U.S. dollars no later than the end of the business day in the country of the Fiduciary coincident with or next following the day such amounts are received. Any currency exchange involving cash reserves may be made through the currency exchange facilities of the Fiduciary unless and until NS Principal notifies the Fiduciary to the contrary.

    (d) If the Fiduciary advises NS Principal that it is not reasonably able to prudently purchase or liquidate the necessary number of shares of Common Stock on any Share Transaction Date, the number of shares purchased or liquidated with respect to any participant who filed an election requesting the purchase or liquidation of shares on a participant's behalf shall be reduced in proportion to the ratio which the aggregate number of shares which the Fiduciary determines may prudently be purchased or liquidated on the Share Transaction Date bears to the aggregate number of shares which are otherwise to be purchased or liquidated on behalf of all participants on that Share Transaction Date.

10. VALUATIONS AND MAINTENANCE OF PARTICIPANTS' ACCOUNTS

    (a) Participants' accounts will be valued on a monthly basis. Such valuation shall be conclusive and binding upon all persons having an interest in the GESPP Fund.

    (b) All amounts received by the Fiduciary shall be held in an unallocated account and invested by the Fiduciary in cash reserves until applied on the Investment Date for the Participation Period towards the acquisition of Common Stock. As of that Investment Date, the Common Stock so acquired shall be credited to the participant's account unless the participant has made an election to receive a share certificate for the corresponding Participation Period.

    (c) Cash reserves shall be separately valued and all earnings on cash reserves shall be credited to the corresponding unallocated account and no earnings on cash reserves shall be credited to any participant's account.

    (d) In valuing Common Stock as of any date, the Share Value shall be determined on that date. The value of any account as of any date, if expressed in the monetary units of a specific currency shall, to the extent necessary, be determined by applying the Fiduciary's applicable closing currency exchange conversion rate on the date, or if not feasible, by applying a similarly objective standard.

    (e) The earnings on the portion of the unallocated account in the GESPP Fund invested in cash reserves shall be used to pay the expenses of administering the Plan. Any residual taxes or expenses shall be equitably allocated among the constituent separate accounts for each country.

    (f) Brokerage fees, transfer taxes and any other expenses incident to the purchase or sale of Common Stock by the Fiduciary shall be deemed to be part of the cost of the purchase or sale of the Common Stock unless the Corporation, NS Principal or the Company elects to pay such fees, taxes or other expenses.

11. SALES OF SHARES

    (a) A participant may elect to sell shares from his or her account and the Share Value derived from the Sales Price for such sale shall be paid as soon as practicable after the applicable Sales Date, by filing an election with the Company.

    (b) The participant's sales request shall specify the number of whole shares the participant wishes to be liquidated and the proceeds therefrom paid to him or her. The number of shares the participant has selected shall then be liquidated (or such lesser number that may be liquidated by reason of Section 9(d)) on the applicable Sales Date. The cash amount paid to the participant shall be the Share Value for the shares liquidated for the Sales Price on the Sales Date.

    (c) The Share Value based on the Sales Price to be paid to a participant who has requested a sale of shares shall be made in a cash lump sum payment as soon as practicable after the applicable Sales Date. In no event may a participant who is still employed receive any portion of such payment in the form of a share certificate.

                                      10.5
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    (d) The cash  amount to  be paid to  a participant  (or in the  case of  the participant's death, his or her beneficiary) under Sections 10 or 11, shall be converted, if necessary, into the appropriate currency for the country of the participant's employment on the applicable Sales Date, if the currency exchange is effected by the Fiduciary. If any necessary currency exchange is not effected by the Fiduciary, the conversion shall occur as soon as practicable after the Sales Date.

12. SPECIAL RULES UPON AND AFTER TERMINATION FROM SERVICE

    (a) Upon termination from service during a Pay Period, a participant (or upon his or her death, his or her beneficiary) may receive payment for his or her account as soon as possible after the first practicable Sales Date following the calendar month during which such Pay Period ends. Upon or after termination from Service, any cash reserves (but no interest on such cash reserves) not invested in Common Stock on the Investment Date next preceding the Sales Date on which the entirety of the participant's account is to be distributed to the participant (or his or her beneficiary in the event of the participant's death) shall be credited to the participant's account as of such Sales Date.

    (b) Upon termination from service, a participant has the option to keep his or her account in effect, provided the total number of shares in the account is more than fifty (50). Upon termination from service, and if permitted by applicable law, a participant (but not the participant's beneficiary in the event of the participant's death) may elect a one-time share distribution by filing an election with the Company. A share distribution shall consist of (1) a share certificate evidencing the number of whole shares credited to the participant's account, as of the applicable Sales Date and (2) the cash Share Value of any fractional share liquidated for the Sales Price, or cash reserves credited to the participant's account as of such Sales Date.

    (c) If a participant has fifty (50) or fewer shares credited to his or her account upon or after termination from service and if the participant does not elect a share distribution in accordance with Section 12(b), the participant shall automatically receive a cash lump sum payment for his or her entire account. If a participant dies while in service or after his or her termination from service, then at the first practicable Sales Date thereafter following notice to the Company of the participant's death, the participant's beneficiary shall automatically receive a cash lump sum payment for the participant's entire account. For purposes of this Section, the cash lump sum payment shall be in an amount equal to the sum of (1) the aggregate Share Value obtained by liquidating all remaining shares credited to the participant's account for the Sales Price on the applicable Sales Date and (2) any cash reserves credited to such participant's account as of such Sales Date.

13. RIGHTS AND RESTRICTIONS APPLICABLE TO SHARES

    (a) All shares (including any fractional shares) held in the GESPP Fund shall be voted by the Fiduciary at the direction of participants in accordance with rules adopted by NS Principal.

    (b) In the event any transaction which is evidenced by the filing of a Statement on Schedule 14D-1 with the Securities and Exchange Commission under the United States Securities Exchange Act of 1934, or in the event of any other similar transaction (a "Tender Offer"), including, but not limited to, a "self-tender", then, all, any part or none of the Common Stock (including any fractional shares) held in the GESPP Fund shall be tendered and sold or exchanged pursuant to such Tender Offer by the Fiduciary at the direction of participants in accordance with rules adopted by NS Principal. Each participant shall have the right to direct the Fiduciary to tender and sell or exchange, pursuant to such Tender Offer, all, any part or none of that number of shares credited to the participant's account as of the Sales Date next preceding the date the Fiduciary is notified of the initiation of such Tender Offer.

    (c) Shares held or distributed by the Fiduciary may include such legends or may be subject to such terms, conditions, stop-transfer orders or other restrictions on transferability as NS Principal may reasonably require in order to assure compliance with the applicable (1) securities or other laws or regulations of any country or (2) the terms of the Plan or the GESPP Fund Agreement. Each person who has shares distributed to him or her from the GESPP Fund shall be issued a certificate for the shares which shall be registered in the name of the recipient, and may bear an appropriate legend reciting the terms, conditions, and restrictions applicable to such shares and may be subject to appropriate stop-transfer orders.

                                      10.6

    (d) The Corporation, NS Principal and each Company shall take all reasonable actions to assure that, as of each Sales Date, the Fiduciary has an accurate list of all participants and the number of shares credited to their accounts. The Corporation, NS Principal and each Company agree to render any reasonably necessary and appropriate assistance that the Fiduciary requests to assure a proper distribution of any cash dividends, an accurate and confidential collection and tabulation of voting directions and, for purposes of Section 13(b), a timely tender by the Fiduciary in accordance with such directions, including, but not limited to, reasonable compliance with applicable securities or other laws or regulations for each applicable country.

    (e) The number of shares authorized for the Plan and participants' accounts shall be equitably adjusted in the event of any changes in the outstanding shares of the Corporation by reason of any share dividend or split, recapitalization, rights issue, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change.

    (f) The Plan shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of stock or shares or of options, warrants or rights to purchase stock or shares or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect shares or the rights thereof or which are convertible into or exchangeable for shares, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

14. DESIGNATION OF BENEFICIARIES

    (a) If and to the extent it supersedes any laws of general application of a country that specifies the persons or entities who are to receive payment for a participant's account upon a participant's death, then the participant shall file with the Company on the prescribed beneficiary designation form, a designation of one or more persons as the beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his or her death. A participant may from time to time revoke or change the beneficiary designation without the consent of any prior beneficiary by filing a new designation form with the Company. The last such designation form received by the Company shall be controlling provided it is received by the Company prior to the participant's death.

    (b) If no designation meeting the requirements of Section 14(a) is effective at the time of a participant's death, or if no beneficiary survives the participant, the amount, if any, payable under the Plan upon the participant's death shall be paid to the participant's spouse or if the participant has no spouse, then to his or her estate.

    (c) The Company may require and rely upon such proof of death and such other evidence of the right of any person to receive any amount payable under the Plan as the Company may deem appropriate. If the Company is in doubt as to the right of any person to receive such amount, the Company may direct the Fiduciary to pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan, the GESPP Fund and any Company therefor.

    (d) Notwithstanding the foregoing provisions, in the event the laws of general application of a country would override any beneficiary designation, then a participant's beneficiary designation shall automatically be the persons or entities that are entitled to receive payment for the participant's account upon the participant's death under the applicable laws of the country.

15. ADMINISTRATION -- SPECIFIC PROVISIONS

    (a) Each Company shall have general responsibility for the administration and interpretation of the Plan for its employees and NS Principal shall have overall responsibility for the operation of the Plan in all countries. In the case of any inconsistency or conflict between a decision, determination, construction or interpretation by NS Principal and the Company, the decision, determination, construction or interpretation by NS Principal shall control unless NS Principal elects otherwise.

                                      10.7

    (b) The Fiduciary shall have responsibility for the management and control of the assets of the GESPP Fund. NS Principal shall periodically review the performance and methods of the Fiduciary under the Plan and may appoint and remove or change any such Fiduciary.

    (c) NS Principal or the Company may engage such certified public accountants or legal counsel, and make use of such agents and clerical or other personnel, as NS Principal or the Company shall require or may deem advisable for purposes of meeting their responsibilities under the Plan. NS Principal or the Company may rely upon the written opinion of such counsel and such accountants or such other experts to which it reasonably delegates responsibilities. NS Principal or the Company may delegate to any such agent its authority to perform any of its responsibilities hereunder; PROVIDED, HOWEVER, that such delegation shall be subject to revocation at any time at the discretion of NS Principal or the Company, as the case may be.

    (d) No employee, officer or member of the Board or equivalent governing body of the Corporation, NS Principal or any NS Company shall be personally liable by reason of any contract or other instrument duly executed by him or her, or on his or her behalf, in respect of the Plan, nor for any mistake of judgment made in good faith.

16. ADOPTION AND WITHDRAWAL BY PARTICIPATING NS COMPANIES

    (a) Any Company may adopt the Plan by appropriate corporate or other action with the consent of NS Principal.

    (b) Any Company may withdraw from its participation in the Plan by giving NS Principal and the Fiduciary prior notice specifying a withdrawal date which shall be a Sales Date at least sixty (60) days (or such shorter period as NS Principal may consent to) subsequent to the date such notice is received by NS Principal. NS Principal may terminate any Company's participation in the Plan, as of any withdrawal date it specifies, for any reason, including, but not limited to, the failure of the Company to pay the proper Company Share to the GESPP Fund or to take appropriate action to assure compliance with any other provision of the Plan, the GESPP Fund Agreement or with any applicable requirements of any country or agency. Notice of any withdrawal of a Company from the GESPP by NS Principal shall be given to the Fiduciary and the withdrawing Company. The transfer of a Company or a division, facility, operation or trade or business of a Company to an entity that is not an NS Company, with respect to a group of participants, shall be treated as a withdrawal of a participating Company for purposes of this Section without further action by NS Principal or any Company.

    (c) Upon the withdrawal of any participating Company, no further payroll deductions or corresponding Company Share on behalf of affected participants shall be made for Pay Periods ending after the withdrawal date, and no amount shall thereafter be payable under the Plan to or in respect of any affected participants except as provided herein. Any rights of participants or employees who had been or are employed by other NS Companies shall be unaffected by such withdrawal and any transfers, distributions or other dispositions of the assets of the GESPP Fund attributable to the employees of a withdrawing Company shall constitute a complete discharge of all liabilities under the Plan and the GESPP Fund with respect to such Company's participation in the Plan and with respect to any affected participant or beneficiary.

    (d) Upon a Company's withdrawal from the Plan, NS Principal may direct that the accounts of affected participants continue to be maintained under the Plan as if such withdrawal had not occurred, or, after payment of or provision for expenses and charges and appropriate adjustment of the accounts of all such participants as described in Section 17 (as if the withdrawal date were the termination date), the value of such Accounts may be paid from the GESPP Fund in the manner described in Section 17.

17. AMENDMENT OR TERMINATION OF THE PLAN, GESPP FUND AND GESPP FUND AGREEMENT

    (a) NS Principal and the Corporation reserve the right at any time, either prospectively or retroactively, to amend, suspend or terminate the Plan, any contributions thereunder or the GESPP Fund, in whole or in part, and for any reason and without the consent of any participant, beneficiary or Company. The Company reserves the right, with the consent of NS Principal and the Corporation, at any time either

                                      10.8
prospectively or retroactively, to amend or suspend the Plan with respect to its employees working in a country, or any contributions thereunder, in whole or in part, and for any reason without the consent of any participant or beneficiary. No amendment may be made except upon approval of the shareholders of the Corporation which will increase the number of shares authorized for the Plan, alter the purchase price formula for stock purchased under the Plan, otherwise materially increase the benefits accruing to Plan participants or materially modify the requirements for Plan participation. Notwithstanding the foregoing, and except as provided in Sections 16 and 17, no action shall reduce the number of shares credited to any participant's account prior to such action, nor otherwise materially and substantially diminish any participant's rights with respect to shares credited to his or her account under the Plan prior to such action, as determined by NS Principal or the Company with NS Principal's consent, as the case may be. Prompt notice specifying the adoption date and effective date of any amendment, modification, suspension or termination of the Plan shall be given by the Corporation, NS Principal or the Company, whichever adopts the action, to the others, the Fiduciary and to all Companies.

    (b) Upon complete termination of the Plan by NS Principal for all NS Companies, no further payroll deductions or corresponding Company Share shall be made for Pay Periods ending after the effective date of termination (the "termination date"), and no amount shall thereafter be payable under the Plan except as provided herein. Transfers, distributions or other dispositions of the assets of the GESPP Fund as provided in this Section shall constitute a complete discharge of all liabilities under the Plan and the GESPP Fund.

    (c) Upon complete termination of the Plan, final valuation of the GESPP Fund and each constituent part shall be made in a manner consistent with the provisions of Section 10, to the extent it is practicable, and such provisions shall be applied as if the termination date was a Sales Date following the participant's request for a share distribution upon termination from service.

    (d) Subject to receipt of such legal determinations, approvals or notifications as NS Principal may deem necessary or advisable for a country with the advice of the Company, as soon as practicable after the final valuation of the Fund as provided herein, the entire balance of the account of each participant in service shall be distributed to the participant (or, in the case of the participant's intervening death, his or her beneficiary) in a lump sum payment, in cash or shares, at the election of NS Principal, and in accordance with such other uniform terms and conditions as may be established by the Company.

18. GENERAL LIMITATIONS AND PROVISIONS

    (a) Each participant shall bear all risks in connection with any decrease in the value of the assets of the GESPP Fund and the participant's account. Neither NS Principal, the Corporation nor the Company, nor any employee, officer or director thereof, shall be liable or responsible therefor.

    (b) Any NS Company may cause to be made, as a condition prior to any payment in connection with the Plan, appropriate arrangements for the withholding of any taxes or social charges required for a country.

    (c) The separate account for a country maintained as a constituent part of the GESPP Fund shall be the sole source of payment under the Plan for that country and the Corporation and NS Principal shall not have any responsibility for payment. Each person who shall claim the right to any payment under the Plan shall be entitled to look only to the employing Company for such payment and shall not have any right, claim or demand therefor against the GESPP Fund, the Corporation or NS Principal, or any employee, officer, director or agent thereof.

    (d) Nothing contained in the Plan shall give any employee the right to be retained in the employment of any NS Company or affect the right of any employer to dismiss any employee and the adoption and maintenance of the Plan shall not constitute an inducement to, or condition of, the employment of any employee.

    (e) No amount payable at any time under the Plan shall be subject in any manner to alienation in any form or of any kind subject to the debts or liabilities of any person, and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void. If any person shall, or attempt to, alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any amount payable under the Plan or any part thereof or if, by reason of his or her bankruptcy or other event happening at any such time,

                                      10.9
such amount would be made subject to his or her debts or liabilities or would otherwise not be enjoyed by him or her, then the Company, if it so elects, may direct that such amount be withheld and that the same or any part thereof be paid or applied to or for the benefit of such person, his or her spouse, children or other dependents, or any of them, in such manner and proportion as the Company may deem proper.

    (f) The Company with consent of NS  Principal may make such rules as  deemed
appropriate   for  handling  payment   of  accounts  to   lost  participants  or
beneficiaries.

    (g) The GESPP Fund Agreement constitutes a part of the Plan. Any and all rights accruing to any person under the Plan shall be subject to the terms of the GESPP Fund Agreement. Except as otherwise provided in the Plan, in no event shall any part of any constituent separate account of the GESPP Fund be used for or diverted to any purposes other than for the exclusive benefit of corresponding participants and their beneficiaries under the Plan for that country.

    (h) If any Company Share or payroll deduction is paid by mistake of fact or law, an amount shall be returned upon the direction of the Company to the Fiduciary as soon as practicable in accordance with rules adopted by the NS Principal.

    (i) All elections, designations, requests, notices, instructions and other transmittals or communications from any person to the Corporation, NS Principal or any Company required or permitted under the Plan shall be in writing, and communications will be deemed received under the rules established for the Plan for receipt of communications made in accordance with such procedures and forms as such companies respectively may establish.

    (j) Except as otherwise expressly required under the laws of a country, the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the state of Delaware, United States of America. Should any provision of this Plan be determined by a court of competent jurisdiction to be unlawful or unenforceable for a country, such determination shall in no way affect the application of that provision in any other country, or any of the remaining provisions of the Plan.

                                     10.10